Calculation of Filing Fee Tables
S-8
VIASAT INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	6,410,000	$ 37.12	$ 237,939,200.00	0.0001381	$ 32,859.40
2	Equity	Common Stock, $0.001 par value per share	Other	5,000,000	$ 31.56	$ 157,800,000.00	0.0001381	$ 21,792.18
Total Offering Amounts:						$ 395,739,200.00		$ 54,651.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 54,651.58
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock. (2) Covers 6,410,000 additional shares of Viasat common stock available for issuance under the 1996 Equity Participation Plan of Viasat, Inc. (the "1996 Plan"), pursuant to an amendment and restatement of the 1996 Plan approved by the stockholders of Viasat on September 4, 2025. (3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of Viasat common stock as reported on the Nasdaq Global Select Market on November 4, 2025, because the offering price of the securities to be granted in the future is not currently determinable. (6) The Registrant does not have any fee offsets.

[2]	(1) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock. (3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of Viasat common stock as reported on the Nasdaq Global Select Market on November 4, 2025, because the offering price of the securities to be granted in the future is not currently determinable. (4) Covers 5,000,000 additional shares of Viasat common stock available for issuance under the Viasat, Inc. Employee Stock Purchase Plan (the "Purchase Plan") pursuant to an amendment and restatement of the Purchase Plan approved by the stockholders of Viasat on September 4, 2025. (5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of Viasat common stock as reported on the Nasdaq Global Select Market on November 4, 2025. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 85% of the fair market value of a share of common stock on the first or last day of an offering period, whichever is lower. (6) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A